Exhibit 3.94

ARTICLES OF INCORPORATION

(Attach conformed copy.)

202673

☒ PROFIT ☐ NONPROFIT

(Mark Appropriate Box)

The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a [illegible]) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. The name of the corporation is

Bally Tunica II, Inc.

FILED
APR 15 1993
[illegible] OF STATE

2. Domicile address is Suite 1400, Capital Towers, 125 S. Congress Street

STREET

Jackson, MS 39201

CITY/STATE/COUNTRY/ZIP

3. The period of duration is perpetual . (NONPROFIT/DOMESTIC may be perpetual).

4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

Class(es)	No. of Shares Authorized
common	5,000

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

N/A

5. The street address of its initial registered office is

Suite 1400, Caitel Towers, 125 S. Congress Street

STREET

Jackson, MS 39201

CITY/STATE/ZIP

and the name of its initial registered agent at such address is

Dan M. McDaniel

6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT):

James S. Nippes
Suite 1400, 125 South Congress Street
Jackson, MS 39201

NAME/STREET ADDRESS/CITY/STATE/ZIP

7. Other provisions: See Exhibit A Attached

James S. Nippes

INCORPORATORS SIGNATURES

C-2

Exhibit A

1.	PREEMPTIVE RIGHTS

Each shareholder shall have preemptive rights to purchase any shares of any class of stock of the corporation hereafter issued or any securities exchangeable for or convertible into any such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire any such shares. Any shares, securities, warrants or other instruments offered to shareholders of the corporation under their preemptive rights shall be offered to those shareholders in proportion to their holdings of stock of the corporation. Any shares, securities, warrants or other instruments offered to the shareholders under their preemptive rights and not purchased by any shareholder shall again be offered to those shareholders who have exercised their preemptive rights, in proportion to their stock ownership of the corporation. If the shareholders do not exercise their preemptive rights, the corporation may sell any such shares, securities, warrants or other instruments still unsold in any other manner permitted by these Articles of Incorporation and applicable Federal and State laws.

The provisions regarding preemptive rights set forth in these Articles of Incorporation are expressly intended to supersede the principles regarding preemptive rights set forth in §79-4-6.30(b) of the Mississippi Code of 1972, as amended.

2.	RIGHTS OF SHAREHOLDERS TO AMEND BYLAWS

In accordance with the provisions of §79-4-10.20 of the Mississippi Code of 1972, as amended, the power to amend or repeal the corporation’s bylaws is reserved exclusively to the shareholders of the corporation. The bylaws of the corporation shall be altered, amended or repealed only upon the vote of the holders of at least two-thirds ( 2/3) of the outstanding shares of the corporation’s stock.

3.	ELIMINATION OF CUMULATIVE VOTING

The shareholders of the corporation shall have no right to cumulate their votes for directors.

4.	INDEMNIFICATION

The corporation shall indemnify its directors, officers, employees and agents to the extent set forth in §79-4-8.52 of the Mississippi Code of 1972, as amended (“Code”).

The corporation shall have the authority, but shall not be obligated, to further indemnify its directors, officers, employees and agents to the extent permitted by the Code, including §79-4-8.58 thereof.

The corporation shall have the authority to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify him against the same liability pursuant to the provisions of the Code.

As used herein, the term “director” shall have the meaning ascribed to such term in §79-4-8.50(2) of the Code.

ARTICLES OF AMENDMENT

(Attach conformed copy.)

☒ PROFIT ☐ NONPROFIT

(Mark appropriate box)

292931

The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. The name of the corporation is: Bally Tunica II, Inc.

2. Set forth the text of each admendment adopted. (Attach page.)

3. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page.)

4. The amendment(s) was (were) adopted April 20, 1993
DATE(S)

FOR PROFIT CORPORATION

(a) adopted by ☒ the incorporators ☐ directors without shareholder action and shareholder action was not required. (Check appropriate box.)

FOR NONPROFIT CORPORATION

(b) adopted by ☐ board of directors ☐ incorporators without member action and member action was not required. (Check appropriate box.)

FOR PROFIT CORPORATIONS

5. If the amendment was approved by shareholders:

(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

Designation	No. outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented

(b) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Voting group	Total no. of votes cast FOR	Total no. of votes cast AGAINST

or the total number of undisputed votes cast for the amendment by each voting group was:

Voting group	Total no. of undisputed votes cast FOR the plan

and the number cast for the amendment by each voting group was sufficient for approval by that voting group.

Time: 8:00 A.M.

Amount Received: 50.00

Filed: 4/20/93

Secretary of State
State of Mississippi

FOR NONPROFIT CORPORATIONS

6. If the amendment was approved by the members:

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

Designation	No. memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

(b) Either

(i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:

Voting class	Total no. of votes cast FOR the amendment	Total no. of votes cast AGAINST the amendment

or

(ii) the total number of undisputed votes cast for the amendment by each class was:

Voting group	Total no. of undisputed votes cast FOR the amendment

and the number cast for the amendment by each class was sufficient for approval by that voting group.

BY James S. Nippes, incorporator — James S. Nippes
PRINTED NAME/CORPORATE TITLE — SIGNATURE

C-3

2.	The name of the corporation is Bally Tunica, Inc.

ARTICLES OF AMENDMENT

295964

(Attach conformed copy.)

☒ PROFIT ☐ NONPROFIT

(Mark appropriate box)

The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. The name of the corporation is: Bally Tunica, Inc.
2. Set forth the text of each amendment adopted. (Attach page.)
3. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page.)
4. The amendment(s) was (XXX) adopted on June 28, 1993 DATE(S)

FOR PROFIT CORPORATION

(a) adopted by ☐ the incorporators ☐ directors without shareholder action and shareholder action was not required. (Check appropriate box.)

FOR NONPROFIT CORPORATION

(b) adopted by ☐ board of directors ☐ incorporators without member action and member action was not required. (Check appropriate box.)

FOR PROFIT CORPORATIONS

5. If the amendment was approved by shareholders:
(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

Designation	No. outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented
Common	5,000	100	100

(b) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Voting group	Total no. of votes cast FOR	Total no. of votes cast AGAINST
N/A	N/A	N/A

or the total number of undisputed votes cast for the amendment by each voting group was:

Voting group	Total no. of undisputed votes cast FOR the plan
Sole stockholder	100

and the number cast for the amendment by each voting group was sufficient for approval by that voting group.

Time: 8:00 A.M.

Amount Received: 50.00

Filed: 6/29/93

Secretary of State
State of Mississippi

FOR NONPROFIT CORPORATIONS

6. If the amendment was approved by the members:
(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

Designation	No. memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

(b) Either
(i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:

Voting class	Total no. of votes cast FOR the amendment	Total no. of votes cast AGAINST the amendment

or
(ii) the total number of undisputed votes cast for the amendment by each class was:

Voting group	Total no. of undisputed votes cast FOR the amendment

and the number cast for the amendment by each class was sufficient for approval by that voting group.

BY Arthur M. Goldberg, Chief Executive Officer
PRINTED NAME/CORPORATE TITLE SIGNATURE

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2.	The name of the corporation is “Bally’s Tunica, Inc.”